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                                                                     EXHIBIT 4.8

                                                                  GRANT NO.: 003

                           BLACKWATER MIDSTREAM CORP.
                               2008 INCENTIVE PLAN
                           RESTRICTED SHARE AGREEMENT

      Blackwater Midstream Corp., a Nevada corporation (the "Company"), grants shares of common stock, $.001 par value (the "Shares"), of the Company to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment, and in the Company's 2008 Incentive Plan (the "Plan").

Grant Date: MAY 14, 2008

Name of Grantee: DALE T. CHATAGNIER

Grantee's Social Security Number:

Number of Shares Covered by Grant: 120,173

Purchase Price per Share: $0.001

Vesting: FULLY VESTED ON NOVEMBER 14, 2008

Manner of Payment (check appropriate space): _______ cash/check _______ services

BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED AGREEMENT AND IN THE PLAN, A COPY OF WHICH IS ALSO ATTACHED. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY REVIEWED THE PLAN, AND AGREE THAT THE PLAN WILL CONTROL IN THE EVENT ANY PROVISION OF THIS AGREEMENT SHOULD APPEAR TO BE INCONSISTENT.

Grantee: DALE T. CHATAGNIER

          /S/ DALE T. CHATAGNIER
          ----------------------------------------------------------------------
                                   (Signature)

Company: BLACKWATER MIDSTREAM CORP.

          /S/ MICHAEL D. SUDER
          ----------------------------------------------------------------------
                                   (Signature)

          Name: Michael D. Suder
          Title: Chief Executive Officer


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                                   ATTACHMENTS
                                   -----------
                           BLACKWATER MIDSTREAM CORP.
                               2008 INCENTIVE PLAN
                           RESTRICTED SHARE AGREEMENT

RESTRICTED SHARES/      This grant is an award of Shares in the number of Shares
NONTRANSFERABILITY      set forth on the cover sheet, at the Purchase Price set
                        forth on the cover sheet, and subject to the vesting conditions described below ("Restricted Shares"). The purchase price for the Restricted Shares may be paid in either cash or check made payable to the Company, or may be deemed paid by your services to the Company (if approved by the Board of Directors or committee administering the Plan). To the extent not yet vested, your Restricted Shares may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process.

ISSUANCE AND VESTING    The Company will issue your Restricted Shares in your
                        name as of the Grant Date.

                        Your right to the Shares under this Restricted Share Agreement grant vests as to the total number of Shares covered by this grant, as shown on the cover sheet, on January 1, 2009 (the "Vesting Date"), provided you then continue in Service. If, however, you are restricted from selling Shares on the Vesting Date pursuant to the Company's policy on insider trading, your Shares that would have vested on that Vesting date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Shares.

                        Your right to the Shares under this Restricted Share Agreement will become fully vested on your termination of Services due to death or disability (or such other conditions permitted by a written employment agreement with the Company). No additional Shares will vest after your Service has terminated for any reason.

FORFEITURE OF UNVESTED  In the event that your Service terminates for any reason
SHARES other than death or disability, you will forfeit to the Company all of the Shares subject to this grant that have not yet vested (unless otherwise provided in your employment agreement).

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ESCROW                  The certificates for the Restricted Shares shall be
                        deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as EXHIBIT A. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed below. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of Shares delivered in escrow to the Secretary of the Company.

                        All regular cash dividends on the Shares (or other securities at the time held in escrow) shall be paid directly to you and shall not be held in escrow. However, in the event of any dividend, split, recapitalization or other change affecting the Company's outstanding Shares as a class effected without receipt of consideration or in the event of a split, a dividend or a similar change in the Shares, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Shares shall be immediately delivered to the Secretary of the Company to be held in escrow hereunder, but only to the extent the Shares are at the time subject to the escrow requirements hereof.

                        As your interest in the Shares vests, as described above, the certificates for such vested Shares shall be released from escrow and delivered to you, at your request, within 30 days of their vesting.

WITHHOLDING TAXES       You agree, as a condition of this grant, that you will
                        make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Shares acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of Shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

SECTION 83(b)           Under Section 83 of the Internal Revenue Code of 1986,
ELECTION as amended (the "Code"), the difference between the purchase price paid for the Shares and their fair market value on the date any forfeiture restrictions applicable to such Shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture of unvested Shares that is described above. You may elect to be taxed at the time the Shares are acquired, rather than when such Shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section


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                        83(b) with the Internal Revenue Service within thirty
                        (30) days after the Grant Date. You will have to make a tax payment to the extent the Purchase Price is less than the fair market value of the Shares on the Grant Date. No tax payment will have to be made to the extent the Purchase Price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as EXHIBIT B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

                        YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE
                        SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY CODE
                        SECTION 83(b) ELECTION.

RETENTION RIGHTS        This Agreement does not give you the right to be
                        retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company (and any parent, Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

SHAREHOLDER RIGHTS      You have the right to vote the Restricted Shares and to
                        receive any dividends declared or paid on such Shares.
                        Any distributions you receive as a result of any split, dividend, combination of Shares or other similar transaction shall be deemed to be a part of the Restricted Shares and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your share certificate is issued.

ADJUSTMENTS             In the event of a split, a dividend or a similar change
                        in the Shares, the number of Shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted
                        Shares shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

LEGENDS All certificates representing the Shares issued in connection with this grant shall, where applicable, have endorsed thereon the following legends:


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                        "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES
                        OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BLACKWATER MIDSTREAM CORP. 2008 INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND BLACKWATER MIDSTREAM CORP. A COPY OF THE PLAN AND A RESTRICTED STOCK AGREEMENT ARE ON FILE IN THE CORPORATE OFFICES OF BLACKWATER MIDSTREAM CORP. AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

APPLICABLE LAW          This Agreement will be interpreted and enforced under
                        the laws of the State of Nevada, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

THE PLAN The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

                        This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Shares. Any prior agreements, commitments or negotiations concerning this grant are superseded.

DATA PRIVACY            In order to administer the Plan, the Company may process
                        personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

                        By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.


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CONSENT TO ELECTRONIC   The Company may choose to deliver certain statutory
                        materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Michael D. Suder, Chief Executive Officer at (201) 290-8369 to request paper copies of these documents.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.




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                                    EXHIBIT A
                                    ---------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, _____________ sells, assigns and transfers to Blackwater Midstream Corp., a Nevada corporation (the "Company"), ____________ (__________) shares of common stock of the Company represented by Certificate No. ___ and does hereby irrevocable constitute and appoint ______________ to transfer the said shares on the books of the Company with full power of substitution in the premises.

Dated:____________, 200__



                                     ___________________________________________
                                             Print Name


                                     ___________________________________________
                                             Signature

                         SPOUSE CONSENT (IF APPLICABLE)
                         ------------------------------

      ___________________ (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of common stock of the Company.


                                     ___________________________________________
                                             Signature


INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.


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                                    EXHIBIT B
                                    ---------

                         ELECTION UNDER SECTION 83(b) OF
                            THE INTERNAL REVENUE CODE

      The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The name, address and social security number of the undersigned:

Name:

     DALE T. CHATAGNIER
--------------------------------------------------------------------------------

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Social Security No.:

--------------------------------------------------------------------------------


2.    Description of property with respect to which the election is being made:

_________ shares of common stock, par value $.001 per share, of Blackwater Midstream Corp., a Nevada corporation (the "Company").

3.    The date on which the property was transferred is ____________ __, 200__.


4.    The taxable year to which this election relates is calendar year 200__.


5.    Nature of restrictions to which the property is subject:

The shares of common stock are subject to the provisions of a Restricted Share Agreement between the undersigned and the Company. The shares are subject to forfeiture under the terms of the Agreement.


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6.    The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.


7.    The amount paid by taxpayer for the property was $__________.


8.    A copy of this statement has been furnished to the Company.

Dated: _____________, 200__



                                         _______________________________________
                                         Taxpayer's Signature


                                         _______________________________________
                                         Taxpayer's Printed Name



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                         PROCEDURES FOR MAKING ELECTION
                    UNDER INTERNAL REVENUE CODE SECTION 83(b)

      The following procedures MUST be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:(1)

      1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 DAYS after the Grant Date of your Restricted Shares.

      2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

      3. YOU MUST FILE ANOTHER COPY OF THE ELECTION FORM WITH YOUR FEDERAL INCOME TAX RETURN (GENERALLY, FORM 1040) FOR THE TAXABLE YEAR IN WHICH THE SHARES ARE TRANSFERRED TO YOU.

(1) Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.



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